UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

As described in Marriott International, Inc.’s (the “Company’s”) Current Report on Form 8-K filed February 6, 2006, on February 2, 2006, the Compensation Policy Committee of the Board of Directors approved the issuance of stock-settled stock appreciation rights (“SARs”) under the Company’s 2002 Comprehensive Stock and Cash Incentive Plan (the “Plan”). Non-employee members of the Company’s Board of Directors may elect in advance to receive a portion of their annual retainer in the form of SARs, rather than cash, and on May 1, 2006, SARs were first granted to non-employee directors who made such elections. These SARs were granted under stock appreciation rights agreements that are similar to the form of agreement filed as Exhibit 10 to the February 6, 2006 Form 8-K. A copy of the Form of Stock Appreciation Rights Agreement (For Non-Employee Directors) that is used for SARs awarded to the Company’s non-employee directors is attached to this report as Exhibit 10.

SARs generally have the same terms as stock options granted under the Plan, except that upon exercise a number of shares of Company stock will be delivered having an aggregate value equal to the appreciation in the number of exercised shares under the SAR grant from the date of grant to the date of exercise. The number of shares subject to any SAR grant is fixed upon the grant date, but is subject to adjustment for corporate recapitalizations, mergers, reorganizations or similar events. A non-employee director’s receipt of shares upon exercise of a SAR is subject to applicable income reporting.

Like options under the Plan, SARs granted to directors will have a term of up to ten years, but may expire sooner in the case of death. Generally, non-employee directors have a one-year waiting period for exercise of their SARs.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this report:

Exhibit	10 – Form of Stock Appreciation Right Agreement (For Non-Employee Directors).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: May 3, 2006	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial
Information and Risk Management

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EXHIBIT INDEX

Exhibit No.	Description
10	Form of Stock Appreciation Right Agreement (For Non-Employee Directors).